Exhibit 99.1

Pitney Bowes Announces Third Quarter 2023 Financial Results

STAMFORD, Conn--(BUSINESS WIRE)--November 2, 2023--Pitney Bowes (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the third quarter of fiscal year 2023.

Jason Dies, Interim Chief Executive Officer, commented:

“Our SendTech and Presort segments both delivered profit growth and margin expansion during the quarter, reflecting success in our growth strategies and productivity initiatives, as well as resilience in challenging economic conditions. We are ahead of schedule on delivering the savings associated with our previously announced restructuring plan. Building on this momentum, we have identified additional actions and are increasing our 2024 annualized cost savings under this program by an additional $40 million. This brings the total to approximately $115 million inclusive of restructuring and other productivity actions. Global Ecommerce did not meet financial expectations, and we are taking meaningful actions to enable this valuable segment to realize its potential. As we look ahead to next quarter and beyond, our teams will leave no stone unturned while working to identify near-term initiatives and long-term steps that can drive enhanced value for our stockholders and other stakeholders.”

Third Quarter Financial Highlights

  Revenue in the quarter was $784 million, a decrease of 6 percent on a reported basis and 1 percent on a comparable basis versus prior year (1)
  GAAP EPS was a loss of $0.07 in the quarter versus GAAP EPS of $0.03 in third quarter 2022; Adjusted EPS was $0.00 and flat versus prior year
  GAAP cash from operating activities was $25 million in the quarter and Free Cash Flow was $15 million; both improved in the quarter compared to the prior year period
  Cash and short-term investments were $579 million at quarter-end
  Ahead of target on previously announced restructuring plan, adding incremental $40 million and now targeting $75 to $85 million in annual savings by end of 2024, bringing the total savings to $115 million when other productivity actions are included
  Used the net proceeds from $275 million private placement offering in July 2023, to redeem the remaining balance of 2024 notes and $30 million of the Term Loan A

(1) Comparable basis is defined in the “Use of Non-GAAP Measures” section

Earnings per share results are summarized in the table below:

	Third Quarter
	2023	2022
GAAP EPS	($0.07)	$0.03
Restructuring Charges and Asset Impairments	$0.07	$0.02
Gain on Sale of Businesses	-	($0.05)
Adjusted EPS (2)	$0.00	$0.00

(2) The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Third Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$318	$332	(4%)	(3%)
Adjusted Segment EBITDA	$105	$102	3%
Adjusted Segment EBIT	$98	$95	3%

We are in a stage of our product lifecycle where we will have fewer new lease opportunities, which we expect to be generally offset by an increase in fixed term lease extensions. From a financial perspective, this shift results in lower equipment sales partially offset by higher margin financing revenue spread over the lease term. Support service revenue declined in line with the mail market and as a result of exiting certain unprofitable contracts to service equipment of third parties. Shipping-related revenue grew 6 percent year over year, partially offsetting the decline in mail related revenue, and now accounts for 12 percent of segment revenue.

Simplification and cost reduction actions more than offset the revenue decline and resulted in Adjusted Segment EBIT improvement.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Third Quarter
($ millions)	2023	2022	% Change Reported
Revenue	$152	$145	5%
Adjusted Segment EBITDA	$37	$28	35%
Adjusted Segment EBIT	$29	$21	42%

New sales and higher revenue per piece more than offset organic mail decline, driving segment revenue growth. Growth in higher yielding mail classes contributed to increased revenue per piece.

Adjusted Segment EBIT growth was driven by higher revenue, improved labor productivity from increased automation and process improvements, and lower unit transportation costs from select route insourcing.

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross-border delivery, returns and fulfillment.

	Third Quarter
($ millions)	2023	2022	% Change Reported	% Change Comparable Basis
Revenue	$313	$354	(12%)	(1%)
Adjusted Segment EBITDA	($25)	($17)	(47%)
Adjusted Segment EBIT	($42)	($35)	(20%)

Global Ecommerce processed 51 million domestic parcels in the quarter, which is up 38 percent from third quarter 2022. Domestic parcel revenue growth of 29 percent versus prior year, was more than offset by a loss in revenue from cross-border as that offering resets from the previously announced change in two client relationships. Cross-border revenue stabilized in the quarter versus second quarter 2023.

The decline in Adjusted Segment EBIT was primarily a result of lower cross-border revenue, market pressures on domestic parcel revenue per piece, and incremental costs related to network consolidation efforts. Lower operating expenses partially offset the decline.

Full Year 2023 Guidance

Given our Global Ecommerce segment’s year-to-date performance and continued market headwinds, we now expect the Company’s full-year revenue to decline between 3% and 4% on a comparable basis and full-year adjusted EBIT margins to remain relatively flat versus the prior year.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

Our financial results are reported in accordance with generally accepted accounting principles (GAAP). We also disclose certain non-GAAP measures, such as adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS), revenue growth on a comparable basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, goodwill impairment, gains, losses and costs related to the sale of assets, acquisitions and dispositions, losses on debt redemptions and refinancings and other unusual items. Management believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

We disclose revenue growth on a comparable basis, which excludes three items. First, the comparison excludes the impacts of foreign currency. Second, we are excluding the impact of the divestiture of the Borderfree business effective July 1, 2022. Third, we are excluding the impact of a change in the presentation of revenue beginning in the fourth quarter of 2022, from a gross basis to net basis due to an adjustment in terms of one of our contracts with the United States Postal Service. The change in revenue presentation impacts both our Global Ecommerce and SendTech Solutions segments. The change in revenue presentation does not impact gross profit. Management believes that excluding these items provides investors with a better understanding of the underlying revenue performance.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides investors better insight into the amount of cash available for other discretionary uses.

Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Adjusted Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges, goodwill impairment, and other items not allocated to a business segment. The Company also reports Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts; the impacts on our cost of debt due to recent increases in interest rates and the potential for future interest rate hikes; and other factors as more fully outlined in the Company's 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, adjusted segment EBIT and adjusted segment EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and nine months ended September 30, 2023 and 2022, and consolidated balance sheets at September 30, 2023 and December 31, 2022 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Business services	$483,987	$518,405	$1,480,975	$1,667,267
Support services	101,855	107,642	310,454	325,619
Financing	68,572	67,757	202,323	207,084
Equipment sales	76,705	83,528	238,766	262,810
Supplies	35,695	37,455	111,035	116,761
Rentals	16,937	16,127	51,217	49,810
Total revenue	783,751	830,914	2,394,770	2,629,351

Costs and expenses:
Cost of business services	419,859	452,715	1,276,814	1,433,474
Cost of support services	35,589	36,618	107,447	111,463
Financing interest expense	16,813	13,692	46,112	37,827
Cost of equipment sales	52,952	60,595	166,303	188,181
Cost of supplies	10,498	10,529	32,607	33,074
Cost of rentals	4,289	6,270	14,859	19,052
Selling, general and administrative	209,416	209,576	674,085	678,999
Research and development	10,362	9,812	31,129	32,400
Restructuring charges and asset impairments	16,578	4,264	42,620	12,672
Goodwill impairment	-	-	118,599	-
Interest expense, net	26,782	23,685	72,044	66,816
Other components of net pension and postretirement (income) cost	(2,683)	1,427	(6,144)	3,229
Other income, net	-	(8,398)	(3,064)	(20,299)
Total costs and expenses	800,455	820,785	2,573,411	2,596,888

(Loss) income before taxes	(16,704)	10,129	(178,641)	32,463
(Benefit) provision for income taxes	(4,185)	4,642	(16,850)	1,819
Net (loss) income	$(12,519)	$5,487	$(161,791)	$30,644

(Loss) earnings per share:
Basic	$(0.07)	$0.03	$(0.92)	$0.18
Diluted	$(0.07)	$0.03	$(0.92)	$0.17

Weighted-average shares used in diluted earnings per share	176,099	176,966	175,428	177,418

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$557,696	$669,981
Short-term investments	21,732	11,172
Accounts and other receivables, net	288,592	343,557
Short-term finance receivables, net	550,152	564,972
Inventories	83,781	83,720
Current income taxes	6,392	8,790
Other current assets and prepayments	109,189	115,824
Total current assets	1,617,534	1,798,016
Property, plant and equipment, net	391,649	420,672
Rental property and equipment, net	24,652	27,487
Long-term finance receivables, net	641,251	627,124
Goodwill	945,418	1,066,951
Intangible assets, net	66,111	77,944
Operating lease assets	309,995	296,129
Noncurrent income taxes	55,378	46,613
Other assets	370,716	380,419
Total assets	$4,422,704	$4,741,355

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued liabilities	$793,609	$907,083
Customer deposits at Pitney Bowes Bank	642,556	628,072
Current operating lease liabilities	58,270	52,576
Current portion of long-term debt	56,533	32,764
Advance billings	87,739	105,207
Current income taxes	1,819	2,101
Total current liabilities	1,640,526	1,727,803
Long-term debt	2,101,595	2,172,502
Deferred taxes on income	238,391	263,131
Tax uncertainties and other income tax liabilities	21,386	23,841
Noncurrent operating lease liabilities	279,920	265,696
Other noncurrent liabilities	265,995	227,729
Total liabilities	4,547,813	4,680,702

Stockholders' (deficit) equity:
Common stock	323,338	323,338
Retained earnings	4,872,439	5,125,677
Accumulated other comprehensive loss	(838,071)	(835,564)
Treasury stock, at cost	(4,482,815)	(4,552,798)
Total stockholders' (deficit) equity	(125,109)	60,653
Total liabilities and stockholders' (deficit) equity	$4,422,704	$4,741,355

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change

Global Ecommerce
Revenue, as reported	$313,161	$354,326	(12%)	$974,306	$1,166,623	(16%)
Impact of change in revenue presentation		(39,795)			(115,171)
Impact of Borderfree divestiture		-			(22,550)
Comparable revenue before currency	313,161	314,531	(0%)	974,306	1,028,902	(5%)
Impact of currency on revenue	(1,023)			2,255
Comparable revenue	$312,138	$314,531	(1%)	$976,561	$1,028,902	(5%)

Presort Services
Revenue, as reported	$152,451	$144,824	5%	$454,460	$444,302	2%

Sending Technology Solutions
Revenue, as reported	$318,139	$331,764	(4%)	$966,004	$1,018,426	(5%)
Impact of change in revenue presentation		(4,373)			(12,916)
Comparable revenue before currency	318,139	327,391	(3%)	966,004	1,005,510	(4%)
Impact of currency on revenue	(2,106)			3,463
Comparable revenue	$316,033	$327,391	(3%)	$969,467	$1,005,510	(4%)

Consolidated
Revenue, as reported	$783,751	$830,914	(6%)	$2,394,770	$2,629,351	(9%)
Impact of change in revenue presentation		(44,168)			(128,087)
Impact of Borderfree divestiture		-			(22,550)
Comparable revenue before currency	783,751	786,746	(0%)	2,394,770	2,478,714	(3%)
Impact of currency on revenue	(3,129)			5,718
Comparable revenue	$780,622	$786,746	(1%)	$2,400,488	$2,478,714	(3%)

Pitney Bowes Inc.
Adjusted Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended September 30,
	2023			2022			% change
	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT (1)	D&A	Adjusted Segment EBITDA	Adjusted Segment EBIT	Adjusted Segment EBITDA

Global Ecommerce	$(41,712)	$16,872	$(24,840)	$(34,881)	$17,982	$(16,899)	(20%)	(47%)
Presort Services	29,124	8,313	37,437	20,561	7,182	27,743	42%	35%
Sending Technology Solutions	97,761	7,494	105,255	95,234	7,248	102,482	3%	3%
Segment total	$85,173	$32,679	117,852	$80,914	$32,412	113,326	5%	4%

Reconciliation of Segment Adjusted EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(32,679)			(32,412)
Unallocated corporate expenses			(41,704)			(42,908)
Restructuring charges and asset impairments			(16,578)			(4,264)
Gain on sale of businesses, including transaction costs			-			13,764
Interest expense, net			(43,595)			(37,377)
Benefit (provision) for income taxes			4,185			(4,642)
Net (loss) income			$(12,519)			$5,487

	Nine months ended September 30,
	2023			2022			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(114,033)	$49,906	$(64,127)	$(77,402)	$60,906	$(16,496)	(47%)	>(100%)
Presort Services	76,458	25,172	101,630	53,044	20,601	73,645	44%	38%
Sending Technology Solutions	291,912	22,344	314,256	295,374	22,159	317,533	(1%)	(1%)
Segment total	$254,337	$97,422	351,759	$271,016	$103,666	374,682	(6%)	(6%)

Reconciliation of Segment EBITDA to Net (Loss) Income:
Segment depreciation and amortization			(97,422)			(103,666)
Unallocated corporate expenses			(145,762)			(141,537)
Restructuring charges and asset impairments			(42,620)			(12,672)
Goodwill impairment			(118,599)			-
Gain (loss) on debt redemption			3,064			(4,993)
Proxy solicitation fees			(10,905)			-
Gain on sale of assets			-			14,372
Gain on sale of businesses, including transaction costs			-			10,920
Interest expense, net			(118,156)			(104,643)
Benefit (provision) for income taxes			16,850			(1,819)
Net (loss) income			$(161,791)			$30,644

(1)	Adjusted segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, goodwill impairment, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Reconciliation of reported net (loss) income to adjusted EBIT and adjusted EBITDA
Net (loss) income	$(12,519)	$5,487	$(161,791)	$30,644
(Benefit) provision for income taxes	(4,185)	4,642	(16,850)	1,819
(Loss) income before taxes	(16,704)	10,129	(178,641)	32,463
Restructuring charges and asset impairments	16,578	4,264	42,620	12,672
Goodwill impairment	-	-	118,599	-
(Gain) loss on debt redemption	-	-	(3,064)	4,993
Proxy solicitation fees	-	-	10,905	-
Gain on sale of assets	-	-	-	(14,372)
Gain on sale of businesses, including transaction costs	-	(13,764)	-	(10,920)
Adjusted net (loss) income before tax	(126)	629	(9,581)	24,836
Interest, net	43,595	37,377	118,156	104,643
Adjusted EBIT	43,469	38,006	108,575	129,479
Depreciation and amortization	40,262	39,280	120,032	124,752
Adjusted EBITDA	$83,731	$77,286	$228,607	$254,231

Reconciliation of reported diluted (loss) earnings per share to adjusted diluted (loss) earnings per share
Diluted (loss) earnings per share	$(0.07)	$0.03	$(0.92)	$0.17
Restructuring charges and asset impairments	0.07	0.02	0.18	0.05
Goodwill impairment	-	-	0.67	-
(Gain) loss on debt redemption	-	-	(0.01)	0.02
Proxy solicitation fees	-	-	0.05	-
Gain on sale of assets	-	-	-	(0.06)
Gain on sale of businesses, including transaction costs	-	(0.05)	-	(0.09)
Adjusted diluted (loss) earnings per share (1)	$0.00	$(0.00)	$(0.04)	$0.10

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$25,305	$(36,465)	$(14,453)	$9,229
Capital expenditures	(22,952)	(33,359)	(77,598)	(97,533)
Restructuring payments	12,269	3,506	25,152	11,761
Proxy solicitation fees paid	623	-	10,905	-
Transaction costs paid	-	3,268	-	5,400
Free cash flow	$15,245	$(63,050)	$(55,994)	$(71,143)

Contacts

Editorial -
Kathleen Raymond
Head of Communications
203.351.7233

Financial -
Phil Landler
VP, Investor Relations
203.351.6141